                                EXHIBIT 23.04

                               CONSENT OF KPMG

                                                                  EXHIBIT 23.04


                               [KPMG LETTERHEAD]





                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Innovex Limited


We consent to incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-12573) on Form S-4 of Quintiles Transnational Corp. of our report, dated July 24, 1996, relating to the combined balance sheet of the Innovex companies, which comprise a combination of Innovex Limited and Innovex Holdings Limited and its subsidiaries, as at March 31, 1995 and 1996 and the related combined income statements and statements of cash flows for each of the years in the three-year period ended March 31, 1996, which report appears in the Form 8-K of Quintiles Transnational Corp. dated October 6, 1996. In addition, we consent to the reference to our firm under the heading "EXPERTS" in Amendment No. 1 to the Registration Statement (No. 333-12573) on Form S-4 of Quintiles Transnational Corp.



/s/ KPMG

Reading, England
October 11, 1996